EXECUTION VERSION

LEAK-OUT AND LOCKUP AGREEMENT

THIS LEAK-OUT AND LOCKUP AGREEMENT (the “Agreement”) is made and entered into as of July 1, 2013, between Mimvi, Inc., a Nevada corporation (the “Company”), and Qayed Shareef (the “Shareholder”). For all purposes of this Agreement, “Shareholder” includes any affiliate, controlling person of Shareholder, agent, representative, or other person with whom Shareholder is acting in concert.

WHEREAS, the Company and the Shareholder have agreed to enter into this Agreement to restrict the public sale, assignment, transfer, conveyance, hypothecation, or alienation of the common stock represented by Certificate Number 2088, representing 27,918,900 shares of the Company’s common stock (the “Lock-Up Shares”), all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Except as otherwise expressly provided herein, the Shareholder agrees that he will not sell, assign, pledge, hypothecate, encumber, or transfer any of the Lock-Up Shares or any interest therein, until the 20-month anniversary of this Agreement (“Lock-Up Period”), provided that the Shareholder may transfer Lock-Up Shares (i) by gift, will, intestacy or other estate planning purposes provided that the transferee executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement; or (ii) to the Company pursuant to the Put Agreement between the Shareholder and the Company of even date herewith or pursuant to the settlement of any claim or dispute between the Company and the Shareholder. The Shareholder shall immediately deliver certificate representing all of the Lock-Up Shares to V Stock Transfer, LLC (the “Transfer Agent”) and the Transfer Agent shall hold the Lock-Up Shares, subject to the monthly release schedule set forth below, during the Lock-Up Period. The Company and the Shareholder agree to execute any documents reasonably required by the Transfer Agent in connection with this Agreement.

(a)          Following receipt of the certificates representing the Lock-Up Shares, the Transfer Agent shall immediately deliver back to the Shareholder 1,000,000 shares of the Lock-Up Shares and, on the 1st of each month thereafter (beginning July 1, 2013), shall deliver an additional 1,000,000 shares of the Lock-Up shares until all Lock-Up Shares have been delivered to the Shareholder (the “Leak-Out Shares”). The Leak-Out Shares, once released by the Transfer Agent in compliance with this Agreement, shall not be subject to any restrictions imposed by this Agreement.

(b)          The Leak-Out Shares shall be delivered to the Shareholder in such manner as the Shareholder and the Transfer Agent may mutually determine, whether in paper certificate, DWAC (Deposit/Withdrawal at Custodian), DRS (Direct Registration System) or other acceptable form of delivery, subject to compliance with all applicable securities laws and regulations.

(c)          The Shareholder agrees that he will not engage in any short selling (as defined under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended) of the Lock-Up Shares or the Leak-Out Shares during the Lock-Up Period.

2.          Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the common stock or if such waiver would otherwise be in the best interests of the development of the trading market for the common stock. At the time of any such waiver, the Shareholder’s common stock can be publicly sold in accordance with the Securities Act of 1933, as amended or Rule 144 promulgated thereunder by the Securities and Exchange Commission or otherwise.

3.          In the event of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company or (b) the merger or consolidation by the Company into or with any other person, or the merger or consolidation by any other person into or with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the sale or transfer by the Company all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, then this Agreement shall terminate as of the closing of such event and the common stock restricted pursuant hereto shall be released from such restrictions.

4.          Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to his respective beneficial rights of ownership of the common stock, including the right to vote the common stock for any and all purposes and the right to receive dividends and distributions thereon.

5.          The number of Lock-Up Shares and Leak-Out Shares shall be appropriately adjusted should the Company make a stock dividend, undergo a forward split or a reverse split of its outstanding shares of common stock, or otherwise reclassify its shares of common stock.

6.          This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

7.          All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to the Shareholder at the address or facsimile number on the signature page and if to the Company at the address or facsimile number set forth on the signature page, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

8.          The resale restrictions on the Lock-Up Shares shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

9.          If the Company or the Shareholder fail to fully adhere to the terms and conditions of this Agreement, then such party shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

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10.         This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

11.         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of California only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

12.         In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

SHAREHOLDER

By	/s/ Qayed Shareef
Qayed Shareef

Mimvi, Inc.

By	/s/ Kevin Conner
Kevin Conner, Chief Financial Officer

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